UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2007

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2007, the Company entered into an Employment Agreement (the "Agreement") with Daniel Jeffrey Moore, age 46, appointing Mr. Moore as the Company’s President and Chief Executive Officer effective on May 1, 2007. Also effective on May 1, 2007, the Company’s Board of Directors ("Board") appointed Mr. Moore as a member of the Board. Mr. Moore has a long and successful track record of growing revenues and profitability, building effective global teams and introducing new products for market leadership. He recently assumed the position of President, International Distributor Management at Boston Scientific. Prior to that role, he held the position of President, Inter-Continental, the fourth largest business unit of Boston Scientific with more than 1,000 global employees and revenues exceeding $700 million. Mr. Moore previously held senior management positions at several Boston Scientific domestic and international divisions. He led Inter-Continental marketing during the initial launch of the Taxus™ Drug Eluting Stent. Mr. Moore was employed by Boston Scientific for more than 18 years, from January 1989 until April 2007. Prior to joining Boston Scientific, Mr. Moore spent four years with Procter and Gamble. He received his Bachelor of Arts from Harvard University and a Masters of Business Administration with High Honors from Boston University.

On May 1, 2007, the Company issued a press release announcing the appointment of Mr. Moore as President, Chief Executive Officer and Board member. A copy of the press release is attached as Exhibit 99.1.

Pursuant to the Agreement, which has a term of four years and renews annually thereafter unless terminated on notice by Mr. Moore or the Company, Mr. Moore will receive a sign-on bonus of $125,000 and an annual salary of $450,000. In addition, he is eligible to receive an annual bonus, the target amount for which is 75% of his annual salary, at the end of each fiscal year subject to his achievement of certain bonus objectives set by the Compensation Committee of the Board at the outset of each fiscal year. The Agreement also provides for Mr. Moore to receive compensation in the form of three grants of the Company’s stock totaling 250,000 shares, including (i) a grant of 25,000 bonus shares freely tradable on the date of issue, which will be the next quarterly grant date under the Company’s Equity Incentives Grant Policy (the "Grant Date"), (ii) 100,000 shares of restricted stock issued on the Grant Date and vesting at the rate of 25,000 shares on each of the first four anniversaries of May 1, 2007, and (iii) 125,000 shares of restricted stock to be issued at a future date subject to vesting according to the achievement of performance measures to be agreed between Mr. Moore and the Compensation Committee. In the event of a termination of the Agreement by the Company without cause or by Mr. Moore for a good reason, both situations as defined in the Agreement, Mr. Moore is entitled to receive the following severance benefits in addition to accrued salary and normal benefits: (i) a lump sum payment equal to two times the sum of his annual salary and his average bonus for the two previous fiscal years, or if within two years of his start date, 60% of the target amount of his annual bonus; (ii) accelerated vesting of all time-vested shares of restricted stock; (iii) accelerated vesting of a pro rata portion of his performance-vested shares of restricted stock, if any, as determined by the Compensation Committee in good faith to represent the extent of his progress toward achievement of the performance measures; (iv) medical and dental insurance for 24 months; and (v) interest on any severance benefits delayed for six months to avoid the excise tax under Internal Revenue Code ("IRC") section 409A. In the event of a termination of the Agreement by the Company without cause or by Mr. Moore for a good reason within one year following a change in control, if the termination occurs during the first two years of his employment, Mr. Moore is entitled to receive the severance benefits listed above, plus the following additional benefits: (i) a lump sum payment equal to the sum of his annual salary and 60% of the target amount of his annual bonus; and (ii) a payment equal to the excise tax on his severance benefits under IRC section 4999, grossed up for the additional income tax on such payment.

A copy of the Agreement is attached as Exhibit 10.1.

In connection with Mr. Moore's appointment, Mr. Reese S. Terry, Jr. resigned as the Company's Interim Chief Executive Officer effective May 1, 2007. Mr. Terry was appointed by the Board as Chief Executive Officer in November 2006 on an interim basis while the Board conducted a search for a new Chief Executive Officer. Mr. Terry will continue to serve as an interim officer of the Company through May 15, 2007 to assist in transitioning his responsibilities to Mr. Moore, after which he will resign as an officer of the Company. Mr. Terry will remain on the Board.

Item 8.01 Other Events.

The Company received a letter late last year and a second letter in March of this year from Senator Charles Grassley on behalf of the United States Senate Committee on Finance requesting the Company’s cooperation in providing certain documents and information relating to (i) the Company’s employees, agents, and consultants regarding their meetings and communications with the Centers for Medicare and Medicaid Services ("CMS") regarding coverage of the VNS Therapy System for treatment-resistant depression ("TRD"), and (ii) the Company's agents' and consultants' participation in presentations, preparation of publications, and advice to government agencies on VNS Therapy for TRD. The Company recently provided certain information and documents in response to these requests and currently is endeavoring to cooperate with Senator Grassley.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement dated April 26, 2007 between Daniel Jeffrey Moore and Cyberonics, Inc.

99.1 Press Release issued on May 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

May 1, 2007	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated April 26, 2007 between Daniel Jeffrey Moore and Cyberonics, Inc.
99.1	Press Release issued on May 1, 2007